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                                                                   EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use in this Amendment No. 1 to Registration Statement No. 333-126482 of (1) our reports dated March 14, 2005, relating to the financial statements of Genesis Energy, L.P. and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K/A of Genesis Energy, L.P. for the year ended December 31, 2004, (2) our report dated June 14, 2005, relating to the financial statements of T&P Syngas Supply Company as of December 31, 2004 and 2003 and for each of the two years in the period then ended, appearing in the Current Report on Form 8-K/A of Genesis Energy, L.P. filed on June 16, 2005, (3) our report dated July 25, 2005, relating to the balance sheet of Genesis Energy, Inc. at December 31, 2004, appearing in the Current Report on Form 8-K of Genesis Energy, L.P. filed on July 26, 2005 and (4) to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE AND TOUCHE LLP



Houston, Texas
August 30, 2005